EXHIBIT 99.2

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Creditex Group Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheet of Creditex Group Inc. and subsidiaries (the “Company”) as of December 31, 2007 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Deloitte & Touche LLP
April 23, 2008

CREDITEX GROUP INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$41,694,511	$41,641,252
Accounts receivable, net of allowance of $460,499 at June 30, 2008 (unaudited) and $459,130 at December 31, 2007	19,912,841	24,657,794
Prepaid and other assets	11,703,570	6,029,747
Employee loans	1,656,465	1,644,815
Property and equipment, net	6,186,280	7,088,875
Security deposits	5,153,616	5,153,140
Deferred tax asset	15,111,015	13,324,713
Investments	5,417,438	5,424,320
Goodwill	51,523,730	51,523,730

Total assets	$158,359,466	$156,488,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$12,224,537	$15,489,227
Accrued payroll and bonus	24,686,269	25,350,098
Holdback liability	1,638,973	5,139,929
Deferred revenues	6,742,446	7,157,414
Corporate tax payable	6,347,770	11,183,505
Other liabilities	296,883	386,295

Total liabilities	51,936,878	64,706,468

Commitments and contingencies
Minority interest	6,216,110	3,901,709

Stockholders’ Equity
Preferred stock, $0.001 par value, 37,382,630 shares authorized:
Series A convertible preferred stock, 153,400 shares issued and outstanding (liquidation preference of $3,826,300) at June 30, 2008 (unaudited) and December 31, 2007	153	153
Series C convertible preferred stock, 1,200,000 shares issued and outstanding (liquidation preference of $6,600,000) at June 30, 2008 (unaudited) and December 31, 2007	1,200	1,200
Series D convertible preferred stock, 19,035,560 shares issued and outstanding (liquidation preference of $57,297,036) at June 30, 2008 (unaudited) and December 31, 2007	19,036	19,036
Common stock, $0.001 par value; 65,000,000 shares authorized, 20,716,298 and 19,664,436 shares issued and outstanding at June 30, 2008 (unaudited) and December 31, 2007, respectively.	20,717	19,665
Additional paid-in capital	119,332,111	113,559,858
Accumulated deficit	(17,063,297)	(24,852,229)
Accumulated other comprehensive loss	(2,103,442)	(867,474)

Total stockholders’ equity	100,206,478	87,880,209

Total liabilities and stockholders’ equity	$158,359,466	$156,488,386

The accompanying notes are an integral part of these consolidated financial statements.

CREDITEX GROUP INC.

CONSOLIDATED STATEMENTS OF INCOME (OPERATIONS)

	Six Months Ended June 30,		Year Ended
	2008	2007	December 31,
	(Unaudited)	(Unaudited)	2007
Revenues
Commissions	$96,060,920	$72,634,680	$159,340,503
Interest and other income	4,988,889	1,158,151	5,657,368

Total revenues	101,049,809	73,792,831	164,997,871

Expenses
Compensation and benefits	68,196,637	55,659,425	117,451,643
Professional fees	2,653,804	3,384,867	5,861,324
Travel and promotion	3,872,877	2,995,610	7,219,808
Depreciation and amortization	1,671,807	2,965,401	5,053,493
Occupancy and equipment	2,511,571	2,510,151	5,093,125
Communications and data processing	2,679,520	3,568,752	6,776,031
Interest and other expenses	1,920,173	2,247,424	4,733,887

Total expenses	83,506,389	73,331,630	152,189,311

Income before provision for income taxes	17,543,420	461,201	12,808,560

Provision for income taxes	9,754,488	983,095	8,210,567

Net income (loss)	$7,788,932	($521,894)	$4,597,993

The accompanying notes are an integral part of these consolidated financial statements.

CREDITEX GROUP INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional			Accum. Other
	Number of		Number of		Paid-in	Treasury	Accumulated	Compreh.
	Shares	$ Amount	Shares	$ Amount	Capital	Stock	Deficit	Loss	Total
Balance — December 31, 2006	20,388,960	$20,389	18,328,139	$18,328	$104,793,220	$—	($29,450,222)	($336,125)	$75,045,590

Net income							4,597,993		4,597,993
Foreign currency translation adjustment								(531,349)	(531,349)

Comprehensive income									4,066,644
Purchase of common stock from stockholder						(191,326)			(191,326)
Cancellation of common stock from stockholder			(47,241)	(47)	(191,279)	191,326			0
Exercise of stock options			498,992	499	1,097,886				1,098,385
Vesting of restricted common stock			884,546	885	667,470				668,355
Stock-based compensation					7,258,672				7,258,672
Employee loans					(66,111)				(66,111)

Balance — December 31, 2007	20,388,960	$20,389	19,664,436	$19,665	$113,559,858	$—	($24,852,229)	($867,474)	$87,880,209

Net income (unaudited)							7,788,932		7,788,932
Foreign currency translation adjustment (unaudited)								(1,235,968)	(1,235,968)

Comprehensive income (unaudited)									6,552,964
Purchase of common stock from stockholder (unaudited)						(231,202)			(231,202)
Cancellation of common stock from stockholder (unaudited)			(57,087)	(57)	(231,145)	231,202			0
Exercise of stock options (unaudited)			587,437	587	325,976				326,563
Vesting of restricted common stock (unaudited)			521,512	522	637,523				638,045
Stock-based compensation (unaudited)					5,072,954				5,072,954
Employee loans (unaudited)					(33,055)				(33,055)

Balance — June 30, 2008 (unaudited)	20,388,960	$20,389	20,716,298	$20,717	$119,332,111	$—	($17,063,297)	($2,103,442)	$100,206,478

The accompanying notes are an integral part of these consolidated financial statements.

CREDITEX GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Year Ended
	2008	2007	December 31,
	(Unaudited)	(Unaudited)	2007
Cash flows from operating activities

Net income (loss)	7,788,932	($521,894)	$4,597,993

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,671,807	2,965,401	5,053,493
Provision for doubtful accounts	30,512	302	29,143
Accrued interest on loans and notes payable	—	(106,849)	(106,849)
Equity-based compensation	5,062,216	3,437,231	7,258,672
Deferred taxes	(1,786,302)	28,625	(230,235)
Minority interest	2,314,402	(39,697)	(598,291)
Changes in operating assets and liabilities
Accounts receivable	4,714,441	(8,773,388)	(5,129,113)
Prepaid and other assets	(5,673,823)	1,819,630	(959,396)
Employee loans	21,405	(70,168)	(145,426)
Accounts payable and accrued expenses	(3,264,709)	(1,333,497)	2,387,234
Accrued payroll and bonuses	(663,829)	(11,395,521)	(6,354,685)
Corporate taxes payable	(4,835,735)	299,345	8,770,842
Deferred revenue	(414,968)	7,500,973	7,157,414
Other liabilities	(89,412)	(123,804)	(207,092)

Net cash provided by (used in) operating activities	4,874,937	(6,313,311)	21,523,704

Cash flows from investing activities
Purchase of property and equipment	(791,513)	(1,967,360)	(3,225,502)
Security deposits	(476)	(194,862)	188,910
QW Holdings investment	—	4,500,000	4,500,000
Investments in NASDAQ, TIC and TCC	6,882	(2,708,913)	(5,424,320)

Net cash used in investing activities	(785,107)	(371,135)	(3,960,912)

Cash flows from financing activities
Loans and notes payable	—	(10,000,000)	(10,000,000)
Cash paid from escrow	(3,500,956)	—	—
Issuance of common stock	638,045	632,811	668,355
Payments to reacquire company stock	(231,202)	—	(191,326)
Proceeds from exercise of stock options	326,564	191,228	1,098,385
Collateralized employee loans	(33,055)	—	(66,111)

Net cash used in financing activities	(2,800,604)	(9,175,961)	(8,490,697)
Effects of exchange rates on cash	(1,235,967)	340,654	(531,349)
Increase (decrease) in cash and cash equivalents	53,259	(15,519,753)	8,540,746

Cash beginning of period	41,641,252	33,100,506	33,100,506

Cash end of period	$41,694,511	17,580,753	$41,641,252

Supplemental disclosures of cash flow information
Cash paid for income taxes	$15,657,356	$95,034	$95,034

The accompanying notes are an integral part of these consolidated financial statements.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
1. ORGANIZATION
The consolidated financial statements include the accounts of Creditex Group Inc. and its wholly-owned subsidiaries (the “Company”). The Company’s primary business activity is providing clients an electronic credit derivative system via the internet, which allows participants in the derivatives markets the ability to research and negotiate trades in an online environment, as well as facilitating voice brokerage. In connection with providing credit derivative services, the Company does not take proprietary positions or enter into transactions as a principal for credit derivative related transactions. The Company only takes principal position in its bond business and only then as an intermediary between two counterparties. The Company markets its services primarily to major money center banks and investment banking firms in the United States, Europe and Asia.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation — The consolidated financial statements include the accounts of Creditex Group Inc. and its wholly-owned subsidiaries, including but not limited to Creditex LLC, CreditTrade Inc, and T-Zero Processing Services LLC. In addition they include the majority owned QW Holdings LLC. All intercompany accounts and transactions have been eliminated in consolidation.
The Company fully consolidates all entities where it has control over the assets and liabilities and the management of the entity. During 2007 the Company entered into a joint venture forming QW Holdings LLC with three limited partners. The Company holds a 50.1% stake in QW Holdings LLC which it consolidates fully with the Creditex group of companies. A minority interest in QW Holdings LLC is recorded on the balance sheet for the economic interest held by the limited partners.
Unaudited Interim Financial Information — The accompanying unaudited consolidated interim financial statements and related notes thereto have been prepared by the Company pursuant to standards regarding interim financial reporting. Accordingly, the unaudited condensed consolidated interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the year ended December 31, 2007. The accompanying unaudited condensed consolidated interim financial statements reflect all adjustments that are, in the opinion of the Company’s management, necessary to make estimates and assumptions that affect the amounts that are reported in the consolidated financial statements and accompanying disclosures, those adjustments are of a normal recurring nature with the exception of $1.2 million in non-recurring merger-related transaction costs and $1.97 million of a gain on disposal of investments held at cost. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for any future period or the full fiscal year.
Management’s Use of Estimates — The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from these estimates.
Revenue Recognition — The Company provides brokerage services to its clients in the form of either agency, or in the case of the Company’s bond business, principal transactions. In the latter situation the Company acts only as an intermediary between two counterparties. In agency transactions, the Company charges commissions for executing transactions between buyers and sellers. Principal transaction revenue is primarily derived from matched principal transactions. In matched principal transactions, the Company simultaneously agrees to buy instruments from one customer and sell them to another customer. The Company earns revenue from principal transactions on

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
the spread between the buy and sell price of the security that is brokered. Creditex recognizes revenue from agency and principal transactions as commission revenue. Such revenues are reflected on a trade date basis. Interest income is recorded on an accrual basis. Subscription-based revenues from data sales, included in commission revenue on the consolidated statement of income (operations), are deferred and recognized over the subscription period. Revenues prepaid for brokerage services or straight through processing services are deferred and recognized on a per trade or per process basis as it relates to the service being provided in accordance with the relevant prepaid sales agreement.
Cash and Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Accounts Receivable — Accounts receivable represents amounts due from brokers, dealers, banks and other financial and non-financial institutions for the execution of brokerage transactions. Accounts receivable of $19,912,841 and $24,657,794 at June 30, 2008 and December 31, 2007, respectively, is presented net of allowance for doubtful accounts of $460,499 and $459,130 at June 30, 2008 and December 31, 2007, respectively. The allowance is based on management’s estimate and is reviewed on a periodic basis based on the aging of outstanding receivables and counterparty exposure and collection history.
Foreign Currency Translation Adjustments and Transactions — Assets and liabilities of foreign subsidiaries having non-U.S. dollar functional currencies are translated at the period end rates of exchange, and revenue and expenses are translated at the average rates of exchange for the period. Gains or losses resulting from translating foreign currency financial statements are reflected in foreign currency translation adjustments and included in accumulated other comprehensive loss in the consolidated statement of changes in stockholders’ equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statement of income (operations) as other income.
Stock-Based Compensation —The Company adopted the modified prospective transition method provided for under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment (“SFAS 123R”), on January 1, 2006. As a nonpublic entity that used in prior periods the minimum value method of measuring equity share options and similar instruments under SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), the Company applied SFAS No. 123R prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date. The Company continued to account for any portion of awards outstanding at January 1, 2006 using the accounting principles originally applied to those awards (either the minimum value method under SFAS 123 or the provisions of APB 25 and its related interpretive guidance).
The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model and is affected by assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the actual and projected employee stock option exercise behavior.
The use of an option pricing model also requires the use of a number of complex assumptions including expected volatility, risk-free interest rate, expected dividends, and expected term. Expected volatility is based on the historical volatility of a peer group of companies over the expected life of the option as the Company does not have enough historical external third party pricing evaluations to calculate its own stock price volatility. The expected term of the options represents the estimated period of time until exercise. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the option. The Company has not paid dividends in the past and does not plan to pay any dividends in the near future. SFAS 123R also requires the Company to estimate forfeitures at the time of grant and revise these estimates, if necessary, in subsequent periods

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
if actual forfeitures differ from those estimates. The Company estimates forfeitures based on its expectation of future experience while considering its historical experience.
Income Taxes — The accompanying consolidated financial statements have been prepared in conformity with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). In accordance with SFAS 109, deferred taxes are determined based on the temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred taxes are measured using the enacted tax rates expected to apply when temporary differences are settled or realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is more likely than not to be realized. No valuation allowance was deemed necessary at December 31, 2007.
Security Deposits — Security deposits consists of funds held in interest-bearing, depository accounts as security on the operating leases. These deposits are stated at cost, which approximates fair value.
Property and Equipment — Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method of depreciation over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. Repairs and maintenance costs are expensed as incurred. Depreciation expense related to assets under capital leases is recorded over the life of the lease or the life of the assets if title transfers or if a bargain purchase option exists at the end of the lease term.
The Company capitalizes the costs associated with the development or acquisition of software for internal use in accordance with AICPA Statement of Position 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use (“SOP 98-1”). SOP 98-1 provides guidance regarding the accounting for computer software developed or acquired for internal use including the requirement to capitalize certain costs and amortization of these costs.
Costs incurred prior to the application development stage are expensed as incurred. Costs incurred during the application development stage, typically costs of employees and consulting services directly associated with the development of internal use computer software, are capitalized. The Company commences amortization of the software on a straight-line basis over the estimated useful life of the software, typically three years, when it is ready for its intended use. Capitalized computer software developed or obtained for internal use was $1,041,305 for the year ended December 31, 2007. Related amortization expense amounted to $1,844,732 for the year ended December 31, 2007.
Investments — The Company holds investments of less than 20% of the outstanding shares of the investee’s stock and for which the Company does not have the ability to exercise significant influence over operating and financial policies. These investments are therefore accounted for using the cost method under APB 18. The Company monitors cost basis investments for impairment periodically based on qualitative and quantitative information.
Goodwill — Goodwill represents the excess of the purchase price allocation over the fair value of tangible and identifiable intangible net assets acquired. In accordance with SFAS No. 142, Goodwill and Intangible Assets (“SFAS 142”), goodwill is no longer amortized, but instead tested for impairment annually or more frequently if circumstances indicate impairment may have occurred. In the event the Company determines that the value of

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
goodwill has become impaired, it will incur a charge for the amount of impairment during the period in which such determination is made. The Company performs its annual impairment test as of November 30. No impairment charge was recognized for the year ended December 31, 2007.
Recent Accounting Pronouncements
In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes- and Interpretation of FASB Statement No. 109. (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return.
The Company must presume that the tax position will be examined by the relevant tax authority and determine whether it is more likely that not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize the financial statements. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. In February 2008, the FASB issued FASB Staff Position 48-2 (FSP FIN 48-2) which defers the effective date of Interpretation 48 for certain nonpublic enterprises to the annual financial statements for fiscal years beginning after December 15, 2007. The Company has evaluated the financial statement impact of adopting FIN 48 and were it to adopt FIN 48 as of June 30, 2008, the impact would be a $1.5 million reduction in stockholders’ equity.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, (“SFAS 157”) to define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles, and expand disclosures about fair value measurements. SFAS 157 will be effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position 157-2 (FSP FAS157-2) which delays the effective date of FASB 157 for nonfinancial assets and nonfinancial liabilities, with certain exceptions, to fiscal years beginning after November 15, 2008, The Company is assessing the impact the adoption of SFAS 157 will have on the Company’s consolidated financial statements.
On February 15, 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS 159 further establishes certain additional disclosure requirements. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted provided that the Company also adopts the requirements of SFAS 157. The Company did not elect the fair value option for any of its financial assets or liabilities.
In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”) to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will be effective for fiscal years beginning after December 15, 2008. The Company is assessing the impact the adoption of SFAS 160 will have on the Company’s consolidated financial statements.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
In December 2007, the FASB issued SFAS No. 141(R) Business Combinations (“SFAS 141-R”) to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141-R will be effective for fiscal years beginning after December 15, 2008. The Company is assessing the impact the adoption of SFAS 141-R will have on the Company’s consolidated financial statements.
3. PROPERTY AND EQUIPMENT

		December 31, 2007
		Gross
	Useful	amount of
	life in	capital
	years	leases	Total
Computer software developed for internal use	3	—	$12,040,995
Computer equipment and software purchased	3	811,377	8,020,745
Furniture and fixtures	5	859,112	5,782,468
Leasehold improvements	3 - 8	842,713	1,943,683

		2,513,202	27,787,891
Less: accumulated depreciation and amortization		(1,113,864)	(20,699,016)

		$1,399,338	$7,088,875

Depreciation and amortization expense amounted to $5,053,493 for the year ended December 31, 2007, of which $617,439 relates to equipment and leasehold improvements that have been financed under capital leases
4. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK
SFAS No. 107, Disclosure About Fair Value of Financial Instruments (“SFAS 107”), requires disclosures about the fair values of financial instruments for which it is practical to estimate fair value. Fair value is defined in SFAS 107 as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Substantially all of the Company’s financial assets and liabilities are carried at historical cost which approximates fair value because of their short-term nature. Fair value is estimated at a specific point in time, based on relevant market information.
The credit derivative services industry, particularly the interdealer segment industry in which the Company participates has significant industry concentration as the customer base is comprised of major financial institutions. In particular, it is typical that for any credit derivative product in the interdealer segment, that from two to five financial institutions will be responsible for, and/or will participate in, over half of the transactions. For the year ended December 31, 2007, 10 customers accounted for approximately 62% of revenue. As of December 31, 2007, 10 customers represented approximately 68% of accounts receivable.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
5. ACQUISITION
On November 21, 2006 (“Effective Date”), the Company completed the acquisition of the stock of CreditTrade Inc. and its subsidiaries (“CreditTrade”) whose primary business was to provide brokerage and data services to financial institutions in the credit derivatives markets. While for financial reporting purposes the assets acquired and liabilities assumed were recorded at their fair value as of November 21, 2006, there was no change in the basis for tax purposes. The purchase price was $50,834,907 which included both a $7,000,000 hold back ((the “Holdback Liability”), $6,000,000 of which is repayable within five (5) Business Days of the date that is eighteen months after the Effective Date with the balance of $1,000,000 to be paid back 5 Business days after the later of (a) the 18 month anniversary of the Effective Date, or (b) any final non-appealable resolution of the EBT matter (see note 8)), and $2,528,573 of direct transaction costs consisting of professional fees. The Company acquired assets having a fair value of $20,568,752 and liabilities having a fair value of $21,257,575 resulting in net liabilities acquired of $688,823.  The Company recorded $51,523,730 in goodwill as a result of the acquisition.
Included in acquired liabilities was $2,377,446 ($1,536,509 for liabilities arising in the year ended December 31, 2006 and $840,937 for liabilities arising in the year ended December 31, 2007) of integration liabilities relating to employees of CreditTrade terminated due to redundancies. The Company did not revise its estimate of any of these liabilities during the year ended December 31, 2007. As part of the transaction, employees of CreditTrade exchanged shares of CreditTrade for 502,433 shares of the Company for a value of $2,034,843.
The balance on the Holdback Liability was $1,638,973 and $5,139,929 at June 30, 2008 and December 31, 2007 respectively. The reduction in the liability reflects pending claims against the former CreditTrade shareholders for additional liabilities incurred post the date of the merger. The merger agreement allowed for claims against the Holdback Liability to be made through May 21, 2008.
On June 2, 2008, the Company repaid $3,191,059 of the holdback liability plus interest to former CreditTrade shareholders. The Company and ICG Holdings, Inc (the former CreditTrade shareholders “Stockholders’ Representative”) entered into a further agreement known as the “Pending Claims” agreement for the balance of the original holdback of $3,808,941 to be placed in escrow. The Pending Claims agreement allows the Company to recover specific losses incurred arising from the settlement of the EBT matter (see note 8) and in respect of any losses the Company may suffer resulting from an ongoing regulatory matter relating to certain employees who were originally employed by CreditTrade prior to the acquisition. The funds shall remain in escrow until the sooner of (i) The Company and the Stockholders’ Representative agreeing to release such funds and mutually directing the escrow agent in writing to release such funds and (ii) a final, non-appealable resolution of any EBT claim or regulatory claim.
The escrow balance of $3,808,941 is included in prepaids and other assets on the balance sheet.
6. LOANS AND NOTES PAYABLE
On November 22, 2006 in conjunction with the CreditTrade acquisition, the Company entered into a Senior Secured Revolving Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank N.A. The Credit Agreement provided for a six month revolver facility in the amount of $20,000,000. The facility was extended first to June 29, 2007 and later renewed on July 31, 2007 as a one year revolver in the amount of $20,000,000 that expired on July 29, 2008. At December 31, 2007 and June 30, 2008, the Company had no outstanding borrowings under its revolver facility. The Credit Agreement contains certain financial and other covenants. The interest rate for the revolver facility is based upon an established premium over either The London Interbank Offered Rate Index (“LIBOR”), the Prime Rate or the Federal Funds Effective Rate.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
6. LOANS AND NOTES PAYABLE (CONTINUED)
In addition to the above revolver facility, in connection with the facility leases, the Company has three letters of credit outstanding in connection with the facility leases totaling $3,025,500 as of December 31, 2007 and June 30, 2008. All are fully collateralized with cash deposits with the issuing bank.
7. INCOME TAXES
One of the Company’s subsidiaries in the United Kingdom provides marketing and other services to Creditex Group Inc. for which they are reimbursed on a cost plus basis. All other subsidiaries operate on a standalone basis. The subsidiaries pay taxes on their respective income. For the year ended December 31, 2007, the consolidated provision for income taxes consisted of taxes payable on the income of the Company’s foreign subsidiaries, Federal, New York State and New York City taxes.
The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate principally due to the following:

	For the year ended
	December 31,
	2007
Consolidated pre-tax book income	$12,808,560

Tax at federal staturory rate	4,482,996	35.0%
State taxes (net of federal benefit)	1,485,793	11.6%
Foreign tax rates	—	0.0%
Meals and entertainment disallowance	553,437	4.3%
UK permanent items: M&E and other	1,861,563	14.5%
Other	(173,222)	-1.3%

Total tax	8,210,567	64.1%

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
7. INCOME TAXES (CONTINUED)
The Company provides for income taxes in accordance with SFAS 109. Under SFAS 109, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.
The total tax provision (benefit) is as follows:

For the year ended
December 31,
2007
Current provision
Federal	$5,857,805
Foreign	607,652
State and local	1,997,130

Total current	$8,462,587

Deferred provision / (benefit)
Federal	($948,121)
Foreign	1,211,846
State and local	(515,745)

Total deferred	($252,020)

Total
Federal	$4,909,683
Foreign	1,819,498
State and local	1,481,386

$8,210,567

The approximate income tax effects of each type of temporary difference are as follows:

December 31,
2007
Deferred compensation	$7,892,000
Accrued expenses	4,918,400
Others	514,313

Total deferred tax assets	13,324,713

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
8. COMMITMENTS & CONTINGENCIES
Operating Lease — The Company leases office facilities under non-cancelable operating leases which expire on various dates through 2016. All leases except those in Singapore contain lease escalation clauses commensurate with market standards. The future minimum lease payments under such leases at December 31, 2007 are as follows:

Total
2008	$3,320,002
2009	3,156,045
2010	2,751,290
2011	2,818,227
2012	2,818,227

Thereafter	4,874,291

Total minimum lease payments	$19,738,082

Rent expense recorded on a straight line basis and included in occupancy on the consolidated statement of operations amounted to $3,923,117 for the year ended December 31, 2007.
Capital Lease — The Company leases office equipment under capital leases which expire on various dates through 2011. The Company’s significant capital leases contain purchase rights (at nominal amounts) at the terminal date of such agreements. The future minimum lease payments under such leases at December 31, 2007 are as follows:

Total
2008	$628,154
2009	503,780
2010	396,031
2011	64,999

Total minimum lease payments	$1,592,964

Contingencies — CreditTrade entered into a tax planning arrangement which aimed to secure a tax deduction equal to previously disallowed deductions for payments made to its employee benefits trust (“EBT”). This resulted in the Company initially recording a tax benefit in 2004. In 2005, such arrangement, and other related arrangements, were challenged by HR Revenue & Customs (the “HMRC”), the UK tax authorities. Accordingly, CreditTrade recorded a liability for $1,364,083 or 57% of the total potential liability (the “EBT Liability”) at December 31, 2006. During 2007 further pronouncements and correspondence between Creditex and HMRC resulted in management determining it was more likely than not that the HMRC would disallow the tax planning arrangement. As a result management increased the provision for the potential EBT liability to $1,924,599 or 100%.
In the normal course of business, the Company may be named as a defendant in various lawsuits and proceedings and may be involved in certain regulatory examinations. Additional actions, investigations or proceedings may be brought from time to time in the future. The Company is subject to the possibility of losses from these various contingencies. Considerable judgment is necessary to estimate the probability and amount of any loss from such contingencies. An accrual is made when it is probable that a liability has been incurred or an asset has been impaired and the amount of loss can be reasonably estimated. The Company accrues a liability for the estimated costs of adjudication or settlement of asserted and unasserted claims existing as of the balance sheet date.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
8. COMMITMENTS & CONTINGENCIES (CONTINUED)
At December 31, 2007 the Company recorded a liability in the amount of $200,000 with respect to the settlement of a claim against the Company by an employee of its UK subsidiary, Creditex UK Limited. This represented the offer for settlement made by the Company in March 2008 which, on the advice of local counsel represents the most likely outcome for any claim for damages with respect to the case.
Following further negotiations with the former employee the Company agreed a final settlement of $365,000 during 2008 which was paid in July 2008. The difference in the liability from December 31, 2007 has been booked as an expense for the period ending June 30, 2008. The liability is recorded within accounts payable and accrued expenses.
Purchase Obligations — The Company has various unconditional purchase obligations. These obligations are for the purchase of quotes from a number of information and related technology service providers during the normal course of business. The Company had total purchase commitment for quotes and related communication services of approximately $3,705,635 at December 31 2007 due between 2008 and 2010.
Employment Agreements — The Company has obligations pursuant to employment contracts with employees that expire at various points in 2008 through 2010 as at December 31, 2007. The Company’s aggregate commitment under these contracts at December 31, 2007 is $11,889,772, $8,737,500 and $1,818,750 in 2008, 2009 and 2010, respectively.
Retirement Plans — In the United States, the Company has established a 401(k) plan, pursuant to the applicable laws of the Internal Revenue Code. It is available to all eligible U.S. employees as stated in the plan document and is subject to the provisions of the Employee Retirement Income Security Act of 1974. Employees may voluntarily contribute a portion of their compensation, not to exceed the statutory limit. The Company did not make any contributions to the plan for the year ended December 31, 2007.
Risks and Uncertainties — The Company primarily generates its revenues by executing and facilitating transactions for counterparties. Revenues for these services are transaction based. As a result, the Company’s revenues could vary based upon the transaction volume of securities, foreign exchange and the derivative markets.
9. STOCKHOLDERS’ EQUITY
Common Stock — At December 31, 2007, the Company’s articles of incorporation permit the Company to issue 65,000,000 shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of preferred stock outstanding.
Convertible Preferred Stock — The Company’s articles of incorporation permit the Company to issue up to 37,382,630 shares of preferred stock, of which 382,630 shares have been designated as Series A convertible preferred stock (“Series A”), 2,000,000 shares as Series C convertible preferred stock (“Series C”), and 35,000,000 shares as Series D convertible preferred stock (“Series D”). At December 31, 2007, 5,826,300 shares of the Company’s common stock were reserved for issuance upon the conversion of Series A and Series C shares. The Series A, Series C and Series D shares have the following characteristics:

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
9. STOCKHOLDERS’ EQUITY (CONTINUED)
Voting — The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. The holders of preferred stock are also entitled to elect two directors and, together with the holders of common stock, can elect one additional director.
Dividends — The holders of the Series A, Series C, and Series D shares are entitled to receive, when and if declared by the Board of Directors and out of funds legally available, dividends payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions shall be made with respect to the common stock, until all declared dividends on the Series A, Series C, and Series D shares have been paid. Through December 31, 2007, no dividends have been declared or paid by the Company.
Liquidation Preference — In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding Series A, Series C, and Series D shares shall receive an amount equal to the sum of $10.00, $3.30 and $3.01 per share, respectively, plus all accrued or declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding common stock. Holders of Series D shares may elect to have their shares of preferred stock treated as if converted to Common Stock and receive amounts distributable with respect to such Common Stock. If the assets of the Company are insufficient to pay the full preferential amounts to the preferred stockholders, the assets shall be distributed ratably among the outstanding Series A, Series C, and Series D shares in proportion to the aggregate liquidation preference amounts.
Conversion — Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock liquidation price by the conversion price in effect at the time. The initial conversion prices of Series A and Series C shares are $1.00 and $1.82, respectively, and shall be subject to adjustment in accordance with antidilution provisions contained in the Company’s Certificate of Incorporation. Such provisions include the subsequent issuance of common stock, options and securities for consideration less than $1.82 for Series C shares.
Conversion shall be automatic immediately upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $6.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the aggregate gross proceeds (before underwriting discounts and commissions) raised exceed $30,000,000. Series D shares have a voluntary conversion price equal to the original purchase price ($3.01) divided by the conversion price at the time in effect for the Series D shares and shall be subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation. Conversion of Series D shares shall be automatic in connection with a qualified IPO in which the initial offering share price is at least three times the original purchase share price of the Series D shares and in which the Company receives gross cash proceeds of at least $50,000,000.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
10. STOCK COMPENSATION PLANS
1999 Stock Option/Stock Issuance Plan — In 1999, the Company adopted the 1999 Stock Option/Stock Issuance Plan (the “1999 Plan”), most recently amended in 2006, under which 21,532,692 shares of the Company’s common stock have been reserved for issuance to employees, directors and consultants as of December 31, 2007. Options granted under the 1999 Plan may be incentive stock options or non-statutory stock options. Incentive stock options may only be granted to employees. The exercise price of incentive stock options shall be no less than 100% of the fair market value per share of the Company’s common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the exercise price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. Unless otherwise determined by the Board of Directors, the options begin to vest and become exercisable at a rate of 25% one year following the date of grant and ratably over the remaining thirty-six month period, with a maximum option term of ten years.
The Company also issues restricted stock under the 1999 plan to eligible employees at the discretion of the compensation committee and the Board of Directors. The restricted stock is typically issued with a 3 or 4 year vesting life, unless otherwise determined by the Board of Directors.
The weighted average fair value of the stock options granted during the year ended December 31, 2007 was $2.71, utilizing the weighted average assumptions described below. The fair value of the options granted or modified under the 1999 Plan was estimated on the date of grant or modification using the Black-Scholes option pricing model with the following assumptions based on competitive, size, and growth rate of comparable companies’ results: (i) dividend yield of 0% for the year ending December, 31 2007 (ii) expected term of 5.50 to 6.66 years for the year ending December, 31 2007 (iii) volatility of 52.51% to 55.8% for the year ending December, 31 2007 and (iv) an average risk-free interest rate of 3.38% to 4.94% for the year ended December 31, 2007.
At December 31, 2007 total unrecognized compensation cost amounted to approximately $15,751,178, representing 4,459,941 unvested options and 2,142,013 forfeitable restricted shares for the year ending December 31, 2007.
The following table summarizes the option activity of the 1999 Plan:

	December 31,
	2007
		Weighted
		average
	Number of	exercise
	options	price
Outstanding — beginning of year	9,148,756	$1.77
Granted	4,277,500	4.85
Exercised	(498,992)	2.23
Cancelled	(685,031)	2.76

Outstanding — end of year	12,242,233	$2.77

Exercisable at end of year	5,143,746	$1.31

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
10. STOCK COMPENSATION PLANS (CONTINUED)
Total compensation expense and related income tax benefit recognized in relation to stock options is as follows:

For the year ending
December 31, 2007
Compensation expense	$4,510,740
Income tax benefit	2,102,005
Total unrecognized compensation cost related to unvested stock option awards prior to the consideration of expected forfeitures was approximately $10,524,908 and is expected to be recognized over the weighted average period of 5 years as at December 31, 2007.
The following table summarizes information about stock options outstanding at December 31, 2007:

		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (years)	Price	Exercisable	Price
$0.03	77,250	1.38	$0.03	77,250	$0.03
$0.50	3,105,599	5.64	$0.50	3,085,599	$0.50
$1.00	59,750	2.25	$1.00	59,750	$1.00
$2.10	704,404	7.85	$2.10	—	$2.10
$2.25	3,017,620	7.85	$2.25	1,296,978	$2.25
$2.73	574,125	8.08	$2.73	251,875	$2.73
$4.05	2,299,485	9.27	$4.05	372,294	$4.05
$5.48	2,404,000	9.93	$5.48	—	$5.48

	12,242,233	7.91	$2.77	5,143,746	$1.31

The total fair value of options accounted for under SFAS 123R that vested as of December 31, 2007 was $934,252.
The total intrinsic value of all options exercised at December 31, 2007 was $1,621,174. Additionally, the total intrinsic value of options exercisable at December 31, 2007 was $21,469,250.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
10. STOCK COMPENSATION PLANS (CONTINUED)
The following table summarizes the restricted stock grant activity of the 1999 Plan:

	December 31,
	2007
		Weighted
		average
	Number of	grant
	Shares	price
Outstanding — beginning of year	2,312,798	$3.67
Granted	1,046,350	4.05
Cancelled	(81,679)	4.05
Repurchased	(47,241)	4.05

Outstanding — end of year	3,230,228	3.78

Vested at end of year	1,088,216	$3.53

Unvested at end of year	2,142,012	$3.90

The total fair value of restricted stock accounted for under SFAS 123R that vested was $3,278,009 in 2007.
Total compensation expense and related income tax benefit recognized in relation to restricted stock is as follows:

For the year ending
December 31, 2007
Compensation expense	$2,670,255
Income tax benefit	1,244,339
T Zero Long Term Incentive Plan — During 2007, one of the company’s wholly owned subsidiaries, T-Zero Processing Services, LLC (“T-Zero”), adopted the T-Zero Long Term Incentive Plan (the “T Zero Plan”). Under the plan, T-Zero has authorized for issuance 5,000,000 units, or 10% of T Zero’s outstanding units, to be reserved for issuance to employees, directors and consultants. Recipients do not actually receive ownership of any equity in T-Zero, but the right to a future cash payment upon the occurrence of a pre-defined event. Each unit is assigned a strike price at the time of issuance, which shall equate to 100% of T-Zero’s fair value at the date of issuance.
Unless otherwise determined by the Board of Directors, the units begin to vest and become exercisable at a rate of 25% one year following the date of grant and ratably over the remaining thirty-six months.
The weighted average fair value of the units granted during the year ended December 31, 2007 was $0.34 utilizing the weighted average assumptions described below. The fair value of the units granted under the T Zero Plan was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions based on competitive, size, and growth rate of comparable companies’ results: (i) dividend yield of 0%; (ii) expected term of 5.31 to 6.16 years; (iii) volatility of 56%; and (iv) a risk-free interest rate of 3.45%.

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
10. STOCK COMPENSATION PLANS (CONTINUED)
At December 31, 2007 total unrecognized compensation cost amounted to approximately $716,863 representing 2,385,000 unvested units.
The following table summarizes the unit activity of the T Zero Plan:

December 31, 2007
Weighted
	Number of	Average
	Units	Unit Price
Outstanding — beginning of period	—
Granted	2,385,000	$0.60
Exercised	—	—
Cancelled	—	—

Outstanding — end of period	2,385,000	$0.60

Exercisable at end of period	—	—

Total compensation expense and related income tax benefit recognized in relation to the issuance is as follows:

For the year ended
December 31, 2007
Compensation Expense	$77,677
Income Tax Benefit	36,197
11. GEOGRAPHIC INFORMATION
The Company offers its products and services in the North America, Europe and the Asia-Pacific region. Commission revenues are attributed to geographic areas based on the location of the relevant legal entity. Information regarding revenue and assets, which includes property and equipment, net of accumulated depreciation and amortization, are as follows:
Revenues:

For the year ended
December 31, 2007
North America (U.S.)	$140,434,918
United Kingdom Europe (UK)	16,702,244
Asia-Pacific	2,203,341

$159,340,503

CREDITEX GROUP INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited)
11. GEOGRAPHIC INFORMATION (CONTINUED)
Assets:

December 31,
2007
North America (U.S.)	$4,314,908
United Kingdom Europe (UK)	2,604,942
Asia-Pacific	169,025

$7,088,875

12. RELATED PARTY TRANSACTIONS
Cash and Cash Equivalents Held at Affiliate of Stockholder Banks — At June 30, 2008 and December 31, 2007, cash and cash equivalents of approximately $36,468,824 and $32,035,739, respectively were held in operating, money market investment accounts and cash equivalents at affiliates of two stockholder banks.
Stockholder Banks as Customers — The Company earns commissions from both stockholders and non-stockholders. For the period ended June 30, 2008, June 30, 2007 and the year ended December 31, 2007, $31,348,826, $22,495,938 and $49,767,708, respectively, of commission revenue was earned from customers that were stockholders. At June 30, 2008 and December 31, 2007, $1,452,814 and $8,358,702, respectively of accounts receivable was due from customers that were also stockholders.
Employee Loans — The Company has extended loans to employees for the purpose of paying taxes on stock compensation. At June 30, 2008 and December 31, 2007 the total loans outstanding were $3,068,147 and $3,108,616, respectively with maturities ranging from January 2008 to December 2011. In some instances, the only collateral for these loans is the Company stock that was issued to employees. These totaled approximately, $1,496,856 and $1,463,801 at June 30, 2008 and December 31, 2007, respectively. The balances receivable related to these loans are recorded in additional paid in capital. Interest on all employee loans ranges from 4.73% to 5.00%.
13. ACQUISITION OF CREDITEX (UNAUDITED)
On June 2, 2008 the Company agreed to be purchased by IntercontinentalExchange, Inc. (“ICE”) for a combination of ICE stock and cash. Total consideration, including a working capital adjustment, was approximately $513 million comprised of approximately $461 million in ICE common stock and options and $52 million in cash. The stock and option component of the transaction was determined based on an average share closing price of the average of 8 consecutive full trading days prior to the announcement and the average of 8 consecutive full trading days ending on the 5th business day prior to closing resulting in a closing price of $112.66. The transaction has received the necessary regulatory approvals in both the United States and United Kingdom as well as meeting other customary closing conditions.